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                                  Exhibit 9.03

                             ARBITRATION AGREEMENT


         EACH OF THE UNDERSIGNED, ULTRAK, INC., A DELAWARE CORPORATION ("ULTRAK"), ULTRAK HOLDINGS LIMITED, A UNITED KINGDOM COMPANY ("HOLDINGS"), HEINZ-JOACHIM WILKE ("WILKE"), AND WERNER KLINK ("KLINK") (WILKE AND KLINK ARE COLLECTIVELY REFERRED TO AS THE "SHAREHOLDERS") HEREBY AGREE THAT ANY DISPUTE RELATING TO THE PURCHASE AGREEMENT OF GERMAN GMBH SHARE CAPITAL, DATED DECEMBER 16, 1996, BY AND AMONG ULTRAK, HOLDINGS, THE SHAREHOLDERS, AND OTHERS, SHALL BE FULLY AND FINALLY SETTLED BY ARBITRATION IN ACCORDANCE WITH THE RULES OF THE INTERNATIONAL CHAMBER OF COMMERCE, WHICH RULES ARE DEEMED TO BE INCORPORATED HEREIN BY REFERENCE. ANY SUCH ARBITRATION SHALL BE HELD IN NEW YORK, NEW YORK AND THE LANGUAGE TO BE USED IN THE ARBITRATION PROCEEDING SHALL BE ENGLISH. JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR SHALL BE LEGALLY BINDING ON THE PARTIES THERETO AND MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

         Date:  December 16, 1996          ULTRAK, INC.


                                           By:
                                              --------------------------------
                                               Gary Woods, Authorized Signatory


                                           ULTRAK HOLDINGS LIMITED


                                           By:
                                              --------------------------------
                                               Gary Woods, Authorized Signatory



                                           -----------------------------------
                                           HEINZ-JOACHIM WILKE




                                           ----------------------------------
                                           WERNER KLINK